Exhibit (b)

Execution Copy

Giant Interactive Group Inc.
2/F, No. 29 Building
396 Guilin Road
Shanghai 200233
People’s Republic of China

As of April 17, 2008

Citibank, N.A. – ADR Department
388 Greenwich Street, 14th Fl.
New York, New York  10013

Provisional Deposit of Treasury Shares

Ladies & Gentlemen:

Reference is made to the Deposit Agreement, dated as of November 6, 2007, (as amended and supplemented from time to time, the “Deposit Agreement”), by and among Giant Interactive Group Inc., a company organized and existing under the laws of the Cayman Islands (the “Company”), Citibank, N.A., as Depositary (the “Depositary”), and the Holders and Beneficial Owners of American Depositary Shares (“ADSs”) issued thereunder.  All capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

The Company wishes to provisionally deposit with the Custodian from time to time Shares that the Company may issue as “treasury” Shares (the “Treasury Shares”) in connection with certain stock option and equity incentive plans of the Company and its affiliated companies currently in effect, or that may be adopted by the Company and its affiliated companies from time to time (collectively, the “Plans”).  The Company and the Depositary intend to supplement the Deposit Agreement to enable the provisional deposit by the Company of Treasury Shares pending a subsequent issuance and delivery of ADSs in satisfaction of the Company’s obligations under the Plans upon the instruction of the Company, subject in each case to the terms of this letter agreement.

In furtherance of the foregoing, the Company and the Depositary agree as follows:

1.           The Depositary shall make the requisite arrangements with the Custodian to accept provisional deposits of Treasury Shares by the Company and to maintain such Treasury Shares in an account identified on the Custodian’s records as Citi ADR NY – Treasury Shares (the “Treasury Shares Account”).  The Custodian shall recognize instructions in respect of the Treasury Shares and the Treasury Shares Account only from the Depositary.  The Depositary shall cause the Treasury Shares provisionally deposited by the Company to be held by the Custodian separate and distinct from the other securities held on deposit under the Deposit Agreement until the issuance of ADSs in respect of such Treasury Shares at the instruction of, or on behalf of, the Company upon the terms contemplated in this letter agreement.

2.           The Depositary shall not identify the Treasury Shares provisionally deposited by the Company as being on deposit under the Deposit Agreement in respect of any ADSs issued and outstanding under the Deposit Agreement and the Treasury Shares provisionally deposited by the Company shall not for any purpose constitute Deposited Securities under the Deposit Agreement.  From time to time, at the request of the Company, the Depositary shall, or shall cause the Custodian to, confirm in writing the number of Treasury Shares provisionally on deposit in the Treasury Shares Account.

3.           No ADSs shall be issued by the Depositary in respect of the Treasury Shares provisionally on deposit with the Custodian from time to time unless and until the Depositary shall have received an ADS Issuance Instruction duly completed and signed by, or on behalf of, the Company substantially in the form of the ADS Issuance Instruction attached hereto as Exhibit A (the “ADS Issuance Instruction”).   Upon receipt of a duly completed and signed ADS Issuance Instruction from the Company, the Depositary shall (i) cause the Custodian to debit the requisite number of Shares from the Treasury Shares Account and to be deposited under the ADR facility (at which point the Shares so deposited shall become Deposited Securities under the terms of the Deposit Agreement), and (ii) issue and deliver the applicable number of ADSs in respect of the Shares so deposited in accordance with the instructions set forth in the applicable ADS Issuance Instruction (such transaction “Completed Share Deposit and ADS Issuance”).  This letter agreement constitutes the Company’s consent to deposits pursuant to Section 2.3 of the Deposit Agreement of Treasury Shares debited from the Treasury Shares Account upon the delivery to the Depositary of a duly completed and signed ADS Issuance Instruction on behalf of the Company.

4.           The Treasury Shares provisionally on deposit with the Custodian shall, for all purposes and until the occurrence of a Completed Share Deposit and ADS Issuance, be deemed beneficially owned by the Company directly or indirectly through on of its subsidiaries.  Holders and the Beneficial Owners of ADSs outstanding under the Deposit Agreement shall not have any rights in respect of any Treasury Shares provisionally on deposit.  Until the occurrence of a Completed Share Deposit and ADS Issuance in respect of Treasury Shares on provisional deposit, the Depositary shall not take any actions in respect of the Treasury Shares except upon instructions given to the Depositary by or on behalf of the Company (including, without limitation, actions in respect of dividend payments, rights offers, shareholders’ meetings and other corporate actions).

5.           The Depositary shall in respect of the Treasury Shares be authorized to rely and act upon the written instructions signed and delivered on behalf of the Company by (i) one or more of the Company’s officers and employees designated from time to time by the Company to the Depositary as “authorized person”, and (ii) one of the “authorized persons” for Computershare Plan Managers PTY Limited, the administrator of the Plans, including instructions so delivered in electronic form.

6.           In the event that, in determining the rights and obligations of parties to the Deposit Agreement (as supplemented by this letter agreement) with respect to any Treasury Shares, any conflict arises between (a) the terms of the Deposit Agreement and (b) the terms hereof, the terms and conditions set forth herein shall be controlling.

7.           The Company and the Depositary have entered into a separate agreement covering the fees and expenses of the Depositary that are to be paid or reimbursed by the Company in respect of the Treasury Shares and the services contemplated in this letter agreement.

8.           The Depositary and the Custodian shall not have any responsibility with respect to, and the Company undertakes to perform (or to cause to be performed), any and all tax reporting, tax withholding and remittance of tax withheld in respect of the Plans, the Treasury Shares and the Completed Share Deposits and ADS Issuances.

The Company hereby represents and warrants to, and for the benefit of, the Depositary (in lieu of the representations and warranties set forth in Section 3.3 of the Deposit Agreement) as follows:

(a)
The Treasury Shares to be provisionally deposited by the Company will, prior to the provisional deposit, be duly authorized, validly issued, fully paid and non-assessable, and all preemptive rights (if any) with respect to such Treasury Shares will, prior to the provisional deposit, have been validly waived or exercised.

(b)	The Treasury Shares to be provisionally deposited by the Company will, at time of provisional deposit, be free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim.

(c)
The existence of Treasury Shares, the provisional deposit of Treasury Shares by the Company upon the terms set forth herein, the Completed Share Deposit and ADS Issuance and the transactions contemplated in this letter agreement do not violate any Cayman Islands’ law or regulation or any order, judgment or proceeding binding on the Company or any agreement to which the Company is a party.

The Company hereby covenants to, and for the benefit of, the Depositary, as follows:

(a)
The Company will take all actions that are necessary to ensure that (i) the Treasury Shares continue, for the duration of their provisional deposit as Treasury Shares in the Treasury Shares Account and at the time of the Completed Share Deposit and ADS Issuance, to be duly authorized, validly issued, fully paid and non-assessable, and (ii) that all preemptive rights (if any) with respect to the Treasury Shares continue, for the duration of their deposit as Treasury Shares and at the time of Completed Share Deposit and ADS Issuance, to be validly waived or exercised.  Each delivery of an ADS Issuance Instruction by the Company to the Depositary shall constitute a contemporaneous representation by the Company to the Depositary of the accuracy of the foregoing as to the Shares being deposited and as to the ADSs to be issued, in each case as of the time of the applicable Completed Share Deposit and ADS Issuance.

(b)
The Company will not permit the Treasury Shares provisionally deposited in the Treasury Shares Account to become subject to any lien, encumbrance, security interest, charge, mortgage or adverse claim.  Each delivery of an ADS Issuance Instruction by the Company to the Depositary shall constitute a contemporaneous representation by the Company to the Depositary of the accuracy of the foregoing as to the Shares being deposited and as to the ADSs to be issued, in each case as of the time of the applicable Completed Share Deposit and ADS Issuance.

(c)
The Treasury Shares will, upon the issuance of ADSs, rank pari passu in all respects with the Shares on deposit in respect of the ADSs outstanding under the Deposit Agreement.  Each delivery of an ADS Issuance Instruction by the Company to the Depositary shall constitute a contemporaneous representation by the Company to the Depositary of the accuracy of the foregoing as to the Shares being deposited and as to the ADSs to be issued, in each case as of the time of the applicable Completed Share Deposit and ADS Issuance.

(d)
The Company will consult with U.S. securities law counsel to ensure that, at the time of issuance and delivery of ADSs at the time of Completed Share Deposit and ADS Issuance, the ADSs issued upon such issuance and delivery and the Shares represented thereby are not “Restricted Securities” (as defined in the Deposit Agreement).  Each delivery of an ADS Issuance Instruction by the Company to the Depositary shall constitute a contemporaneous representation by the Company to the Depositary of the accuracy of the foregoing as to the Shares being deposited and the ADSs to be issued, in each case as of the time of the applicable Completed Share Deposit and ADS Issuance.

(e)
The Company will consult with Cayman Islands’ counsel to ensure that, at the time of Completed Share Deposit and ADS Issuance, such issuance and delivery of ADSs and the deposit of the corresponding Shares does not violate any Cayman Islands law or regulation, or any order, judgment or proceeding binding on the Company or any agreement to which the Company is a party.  Each delivery of an ADS Issuance Instruction by the Company to the Depositary shall constitute a contemporaneous representation by the Company to the Depositary of the accuracy of the foregoing, in each case as of the time of the applicable Completed Share Deposit and ADS Issuance.

(f)
The Company will obtain all governmental approvals, permits, consents and authorizations required to be so obtained in the Cayman Islands and in the United States for transactions contemplated herein.  Each delivery of an ADS Issuance Instruction by the Company to the Depositary shall constitute a contemporaneous representation by the Company to the Depositary that such governmental approvals, permits, consents and authorizations have been obtained and are, at the time of Completed Share Deposit and ADS Issuance, in full force and effect as to the issuance of ADSs and the corresponding deposit of Shares being instructed.

(g)
The Company will register the offer, sale and issuance of Shares in the form of ADSs to participants in the Plans with the U.S. Securities and Exchange Commission pursuant to a Registration Statement on Form S-8 and will instruct the Depositary to make delivery of the ADSs pursuant to an ADS Issuance Instruction only if such registration statement is effective at such time and not subject to any stop orders.  Each delivery of an ADS Issuance Instruction by the Company to the Depositary shall constitute a contemporaneous representation by the Company to the Depositary of the accuracy of the foregoing statement, at the time of Completed Share Deposit and ADS Issuance, as to the ADSs specified in the ADS Issuance Instruction and the Shares represented thereby.

(h)
The Company will use its best efforts to ensure that the ADSs issued by the Depositary upon delivery by the Company of an ADS Issuance Instruction are (x) not delivered to “Affiliates” (as defined in Rule 144) of the Company, or (y) if delivered to “Affiliates,” only in connection with the settlement of a resale transaction by the Affiliates that is either covered by an effective registration statement under the Securities Act or exempt from registration under the Securities Act and in each such case the ADSs when so delivered in settlement are not “Restricted Securities” (as defined in the Deposit Agreement).  Each delivery of an ADS Issuance Instruction by the Company to the Depositary shall constitute a contemporaneous representation by the Company to the Depositary of accuracy of the foregoing, at the time of Completed Share Deposit and ADS Issuance, as to the ADSs specified in the ADS Issuance Instruction and the Shares represented thereby.

The terms of this letter agreement supplement the Deposit Agreement and are not intended to materially prejudice any substantial existing rights of Holders or Beneficial Owners of ADSs and, as a result, notice is not required to be given of the terms hereof to Holders of ADSs under the Deposit Agreement.  The Company and the Depositary shall make reference to the terms of this letter agreement in, and  attach an executed copy hereof to, the next Registration Statement on Form F-6 filing (including without limitation any amendatory filings) made with the U.S. Securities and Exchange Commission in respect of the ADSs.

The Company acknowledges and agrees that the indemnification provisions of the Deposit Agreement shall apply to (i) any acts performed or omitted by the Depositary pursuant to the terms of this letter agreement, including, without limitation, the acceptance and maintenance of Treasury Shares on provisional deposit and the issuance and delivery of ADSs upon the terms contemplated in this letter agreement, and (ii) the representations, warranties and covenants by the Company contained in this letter agreement and in any documents or instruments delivered by, or on behalf of, the Company to the Depositary pursuant to this letter agreement.

This letter agreement shall be interpreted in accordance with, and all of the rights and obligations under this letter agreement shall be governed by, the laws of the State of New York without regard to the principles of conflicts of law thereof.

The Company and the Depositary have caused this letter agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.

CITIBANK, N.A., as Depositary

By:	/s/ Paul Martin
	Name:	Paul Martin
	Title:	Vice President
	Date:	4/17/08

GIANT INTERACTIVE GROUP INC.

By:	/s/ Eric He
	Name:	Eric He
	Title:	CFO
	Date:	4/17/08

EXHIBITS

A	Form of ADS Issuance Instruction

EXHIBIT A
to
Letter Agreement, dated as of April 17, 2008
(the “Letter Agreement”), by and between
Giant Interactive Group Inc.
and
Citibank, N.A.,  as Depositary
_____________________

FORM OF ADS ISSUANCE INSTRUCTION
_____________________

Citibank, N.A., as Depositary ADR Department 111 Wall Street New York, New York 10043 Attention: Broker Services Email: annemarie.hamlet@citi.com joyce.glencamp@citi.com	Citibank Hong Kong as Custodian 22 Tak Fung Street Two Harbourfront Hung Hom Hong Kong Email: mandy.my.leung@citi.com

Giant Interactive Group Inc. - Provisional Treasury Shares

Dear Sirs:

Reference is hereby made to (i) the Deposit Agreement, dated as of November 6, 2007 (and as amended and supplemented from time to time, the “Deposit Agreement”), by and among Giant Interactive Group Inc. (the “Company”), Citibank, N.A., as Depositary (the “Depositary”), and the Holders and Beneficial Owners of American Depositary Shares issued thereunder, and (ii) the Letter Agreement, dated as of April 17, 2008 (the “Letter Agreement”), by and between the Company and the Depositary.  Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreement, or, in the event so noted herein, in the Letter Agreement.

This ADS Issuance Instruction is being delivered to the Depositary in respect of the Treasury Shares (as defined in the Letter Agreement) on provisional deposit in the Treasury Shares Account (as defined in the Letter Agreement).  We hereby instruct the Depositary to arrange for the issuance and delivery of the ADSs specified below, to debit the corresponding Shares from the Treasury Shares Account and to deposit such Shares into the ADR facility existing under the Deposit Agreement.

A-1

Number of Shares to be debited from the Treasury Shares Account and to be deposited in the ADR facility:	_______________________________________________ Shares
Number of ADSs to be issued:	_______________________________________________ ADSs
Delivery information for corresponding ADSs
For Deliveries of ADSs into DTC:

DTC Participant Name:___________________________

DTC Participant Account No.:______________________

Beneficial Owner Account Name:___________________

Beneficial Owner Account No.:_____________________

Reference Code (if any): __________________________

Contact Person at DTC Participant: __________________

For Deliveries of ADSs as Direct Registration ADSs:

Beneficial Owner Name: __________________________

Beneficial Owner Tax ID No.: ______________________

Beneficial Owner Address: _________________________
                                                _________________________

We represent to the Depositary that, as of the date hereof, the information specified in the Company’s covenants specified in the Letter Agreement in respect of the ADSs specified above, and the Shares represented thereby, is true, accurate and correct.

GIANT INTERACTIVE GROUP INC.

By:  _______________________
        Name:
        Title:
        Date: